UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2017

XENCOR, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36182	20-1622502
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

111 West Lemon Avenue

Monrovia, California 91016

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (626) 305-5900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 21, 2017, we entered into an Office Lease (the “Lease”) with PRII High Bluffs LLC and Collins Corporate Center Partners, LLC (collectively, the “Landlord”) for approximately 23,700 square feet of rentable space located at 12481 High Bluff Drive, San Diego, California (the “Property”). The Lease is scheduled to commence on September 1, 2017 (the “Commencement Date”) and will terminate 60 months following the Commencement Date. The initial base monthly rent is $98,545.90 and will increase by approximately $3,000 each year.  We may also have to pay additional rent equal to our proportionate share of certain operating costs if such operating costs for the Property exceed a certain amount.

A copy of the Lease is filed as Exhibit 99.1 to this report and the description of the terms of the Lease is qualified in its entirety by reference to such exhibit.

Item 5.07           Submission of Matters to a Vote of Security Holders.

On June 22, 2017, we held our 2017 Annual Meeting of Stockholders (“Annual Meeting”). As of April 27, 2017, the record date for the Annual Meeting, 46,698,731 shares of common stock were outstanding and entitled to vote at the Annual Meeting. A summary of the matters voted upon by stockholders at the Annual Meeting is set forth below.

Proposal 1. Election of Directors

Our stockholders elected the five persons listed below as directors, each to serve until our 2018 Annual Meeting of Stockholders and until their successors are duly elected and qualified. The final voting results are as follows:

	Votes For	Votes Withheld	Broker Non-Votes
Dr. Kevin C. Gorman	33,491,642	49,740	9,151,588
Dr. Bassil I. Dahiyat	33,490,595	50,787	9,151,588
Mr. Kurt Gustafson	33,367,288	174,094	9,151,588
Mr. Yujiro Hata	32,283,369	1,258,013	9,151,588
Dr. A. Bruce Montgomery	33,413,814	127,568	9,151,588

Proposal 2. Ratification of the Selection of Independent Registered Public Accounting Firm

Our stockholders ratified the selection by our Audit Committee of RSM US, LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017. The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
42,512,434	15,650	164,886	0

Proposal 3. Advisory Vote on the Compensation of the Company’s Named Executive Officers

Our stockholders approved, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in our definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on May 1, 2017 (“Proxy Statement”). The final voting results are as follows:

Votes For	Votes Against	Abstentions	Broker Non-Votes
33,476,150	57,458	7,774	9,151,588

Proposal 4. Advisory Vote on Frequency of the Advisory Vote on the Compensation of the Company’s Named Executive Officers

Our stockholders approved, on an advisory (non-binding) basis, 1 year as the preferred frequency of the stockholders’ approval of the compensation of our named executive officers, as set forth in the Proxy Statement. The final voting results are as follows:

1 Year	2 Years	3 Years	Abstentions	Broker Non-Votes
30,835,445	2,585	2,698,001	5,351	9,151,588

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Office Lease, dated June 21, 2017, by and among Xencor, Inc. and PRII High Bluffs LLC and Collins Corporate Center Partners, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2017	XENCOR, INC.

	By:	/s/ Bassil I. Dahiyat, Ph.D.
Bassil I. Dahiyat, Ph.D.
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Office Lease, dated June 21, 2017, by and among Xencor, Inc. and PRII High Bluffs LLC and Collins Corporate Center Partners, LLC